UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

FACTORIAL ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42629	42-2967285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Middlesex Turnpike

Billerica, MA 01821

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (617) 315-9733

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, par value $0.00001 per share	FAC	The Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Series A Common Stock at an exercise price of $11.50	FACWW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in the Quarterly Report on Form 10-Q of Factorial Energy Inc. (the “Company”) for the quarter ended June 30, 2026, filed with the Securities and Exchange Commission on August 11, 2026, the Company was party to an arbitration, initiated on March 14, 2025, before the International Centre for Dispute Resolution. The arbitration was a contractual dispute with a vendor. On October 7, 2026, the arbitrator issued a final award in favor of the vendor, requiring the Company to pay a net amount of approximately $4.5 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTORIAL ENERGY INC.

Date: October 9, 2026	By:	/s/ Siyu Huang
	Name:	Siyu Huang
	Title:	Chief Executive Officer